SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                 First Investors Financial Services Group, Inc.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                 First Investors Financial Services Group, Inc.
                           675 Bering Drive, Suite 710
                              Houston, Texas 77057

               ---------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                               SEPTEMBER 13, 2000
               ---------------------------------------------------




To the Shareholders:


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Investors Financial Services Group, Inc., a Texas corporation (the "Company"), will be held at Bank of America Center, 700 Louisiana, 5th Floor, Houston, Texas 77002, on Wednesday, September 13, 2000 at 10:00 a.m. local time, for the following purposes:

      1. To elect five directors to serve for the ensuing year or until their respective successors have been elected and qualified.

      2. To transact any other business as may properly come before the Annual Meeting or any adjournment thereof.

      The close of business on July 31, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

      The Company's Annual Report to Shareholders, including the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2000, accompanies the enclosed Proxy Statement.

                                    By Order of the Board of Directors


Houston, Texas
August 4, 2000                      Bennie H. Duck, Secretary






IMPORTANT: PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                             PROXY STATEMENT FOR THE

                         ANNUAL MEETING OF SHAREHOLDERS

                                  TO BE HELD ON

                               SEPTEMBER 13, 2000


                                  INTRODUCTION

    The accompanying proxy is solicited by the Board of Directors of First Investors Financial Services Group, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company to be held at Bank of America Center, 700 Louisiana, 5th Floor, Houston, Texas 77002, on September 13, 2000 at 10:00 a.m. local time and at any adjournments thereof, and this Proxy Statement is furnished in connection therewith. When such proxy is properly executed and returned, the shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted "FOR" the election of the nominees to serve as Directors for the term designated. The Board of Directors knows of no other matters to be brought before the Annual Meeting; however, should any other matters be properly raised at the Annual Meeting, it is the intention of each of the persons named in the proxy to vote in accordance with his judgment. A proxy may be revoked at any time prior to its exercise by giving written notice of revocation to the Secretary of the Company at or before the Annual Meeting, by duly executing a subsequent proxy relating to the same number of shares or by attending the Annual Meeting and voting in person.

    It is anticipated that this Proxy Statement and accompanying notice, proxy card and the Company's Annual Report to Shareholders, which includes the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2000, will first be sent to the shareholders of the Company on or about August 4, 2000.

    The address of the Company's principal executive offices is 675 Bering Drive, Suite 710, Houston, Texas 77057, and the telephone number is (713) 977-2600.

                                VOTING SECURITIES

    The Company has only one class of voting securities outstanding, its Common Stock, of which 5,566,669 shares were outstanding as of July 31, 2000. Each share entitles its holder to one vote. Only shareholders of record at the close of business on July 31, 2000, which has been fixed as the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting or any adjournments thereof.

    The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business. The affirmative vote of the holders of a majority of the outstanding shares represented at the Annual Meeting is required to elect each of the nominees to the Board of Directors. If a share of Common Stock is represented for any purpose at the Annual Meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Shares with respect to which authority is witheld, abstentions and Broker Shares that are not voted are treated as shares as to which voting authority has been witheld by the holder of those shares and, therefore, as shares not voting on the proposal.

          SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of June 30, 2000, by: (i) each person who is known by the Company to own beneficially more than 5%
of the issued and outstanding shares of Common Stock, (ii) each director, and
(iii) each executive officer named in the Summary Compensation Table elsewhere herein. Unless otherwise indicated, each of the persons has sole voting and dispositive power over the shares of Common Stock shown as beneficially owned by such person.

                                                            AMOUNT AND
                                                            NATURE OF
                                        POSITION            BENEFICIAL   PERCENT OF
  NAME AND ADDRESS                    WITH COMPANY          OWNERSHIP      CLASS
--------------------             ----------------------     ----------   ----------
Fentress Bracewell               Director (through June       216,666       3.9%
2900 Pennzoil Place              21, 2000)
700 Louisiana
Houston, Texas 77002

Tommy A. Moore, Jr               Director, Chairman of        800,000      14.4%
675 Bering, Suite 710            the Board, President and
Houston, Texas 77057             Chief Executive Officer

Joseph A. Pisano                 Senior Vice President          4,000(1)      *
675 Bering, Suite 710            And Chief Operating
Houston, Texas 77057             Officer

Bennie H. Duck                   Vice President,               16,000(2)      *
675 Bering, Suite 710            Secretary, Treasurer
Houston, Texas 77057             and Chief Financial
                                 Officer

Bradley F. Bracewell             Director (through June       271,999(3)    4.9%
2417 Maconda                     22, 2000)
Houston, Texas 77027

Walter A. Stockard, Jr           Director                     360,000(4)    6.5%
2001 Kirby, Suite 901
Houston, Texas 77019

J. W. Smelley                    Director (through June       250,002       4.5%
4550 Post Oak Place              22, 2000)
Houston, Texas 77027

Walter A. Stockard               Director                      75,000       1.3%
2001 Kirby, Suite 901
Houston, Texas 77019

Roberto Marchesini               Director and Vice             20,000(5)      *
675 Bering, Suite 710            President - Portfolio
Houston, Texas 77057             Risk Management

Robert L. Clarke                 Director                      63,000(6)    1.1%
2900 Pennzoil Place
700 Louisiana
Houston, Texas 77002

J. Randal Roberts                                             366,669(7)    6.6%
15 Sundown Parkway
Austin, Texas 78746

JAM Partners, Ltd.
One Fifth Avenue
New York, New York 10003                                      321,700       6.5%

                                       2

George B. Harrop                                              359,200       6.5%
759 Carlingford Lane
Houston, Texas 77079

Dimensional Fund Advisors                                     476,200       8.6%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

All executive officers
and directors as a group
(10 persons)                                                2,076,667(8)   37.3%
--------------------------

*   Less than 1% of the Common Stock outstanding.

(1) Reflects the currently exercisable portion of stock options held by Mr. Pisano covering 10,000 shares in the aggregate.

(2) Reflects the currently exercisable portion of stock options held by Mr. Duck covering 30,000 shares in the aggregate.

(3) Includes 19,999 shares held by the Malachi Fund as to which Mr. Bracewell disclaims beneficial ownership.

(4) Consists entirely of shares held by Mr. Stockard as custodian for two minor children, as to which shares he disclaims beneficial ownership.

(5) Reflects the currently exercisable portion of stock options held by Dr. Marchesini covering 30,000 shares in the aggregate.

(6) Includes 20,000 shares that may be acquired pursuant to the exercise of a stock option.

(7) Includes 20,000 shares held by a trust for a minor child of Mr. Roberts, as to which shares he disclaims beneficial ownership.

(8) Includes 60,000 shares issuable upon exercise of stock options that are currently exercisable

                              ELECTION OF DIRECTORS

      At the Annual Meeting five Directors will be elected to hold office until the 2001 annual meeting of shareholders or until their respective successors are duly elected and qualified. Each of the nominees is presently a member of the Board of Directors, has consented to being named in this Proxy Statement and has notified the Company that he intends to serve, if elected. The following table sets forth certain information concerning the persons who have been nominated for election as Directors. For additional information see OTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS.

          NAME             AGE                      POSITION

Tommy A. Moore, Jr.        43       Chairman of the Board, President and
                                    Chief Executive Officer

Roberto Marchesini (2)     56       Director and Vice President - Portfolio
                                    Risk Management

Walter A. Stockard (1)     88       Director

Robert L. Clarke (1) (2)   58       Director

Walter A. Stockard, Jr.    48       Director
(1)(2)

--------------------
(1)  Member of the Compensation Committee
(2)  Member of the Audit Committee


A description of the business experience of each of the nominees is as follows:

     Mr. Moore, a co-founder of the Company in 1989, has served as its President and Chief Executive Officer and a Director since that time. Mr. Moore was elected to the additional position of Chairman of the Board in July, 2000. Prior to organizing the Company, Mr. Moore was employed in commercial banking in Houston, Texas where his responsibilities included retail and commercial lending, and also served for a time as manager of finance and leasing for a Houston auto dealership.

      Dr. Marchesini, who became a Director in June 1995, served as the Treasurer, Secretary and Chief Financial Officer of the Company from its inception in 1989 until May 1, 1996, when his duties were reduced to enable him to resume his teaching pursuits. He remains a Director and also continues to serve the Company as its Vice President - Portfolio Risk Management. Prior to June 1995 and subsequent to May 1, 1996, he has also been employed as a Professor of Finance at the University of Houston, Clear Lake, where he has taught in the areas of finance, economics and accounting since 1974 and has served as the Associate Director of the University's Center for Economic Development and Research. Dr. Marchesini holds a Ph.D. degree in economics conferred by the University of Texas in 1974 and a degree in accounting received from the Technical Institute of Rome in 1963.

      Mr. Stockard, a certified public accountant, co-founded the Company with Mr. Moore in 1989 and has been a Director since that time. Mr. Stockard is an independent oil operator and an investor in oil and gas properties. He founded Alamo Barge Lines, Inc. in 1947 and was a substantial shareholder of that company until its sale in 1980. Mr. Stockard was also a founder of Big Six Drilling Company in 1945 and served as its vice president until 1992.

      Mr. Clarke, who became a Director in June 1995, is a senior partner of the law firm of Bracewell & Patterson, Houston, Texas. From 1985 to 1992, he served as the Comptroller of the Currency of the United States. Mr. Clarke also serves as a director of Centex Construction Products, Inc., a publicly-held company.

      Mr. Walter Stockard, Jr. has been a director of the Company since 1989 and has been an investor in oil and gas properties and real estate for more than the past five years.

      Shareholders may not cumulate their votes in the election of directors. The five nominees receiving the highest number of affirmative votes will be elected to the Board. Shareholders entitled to vote for the election of directors may withhold authority to vote for any or all nominees for directors. If any nominee becomes unavailable for election for any reason, then the shares represented by the proxy will be voted for the remainder of the listed nominees and for such other nominees as may be designated by the Board as replacements for those who become unavailable. Discretionary authority to do so is included in the proxy.

               OTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

      In June, 2000 three members of the Board of Directors, Fentress Bracewell, former Chairman of the Board, J.W. Smelley and Bradley F. Bracewell each of whom had served since 1992, submitted their resignations from their positions on the Board of Directors and certain Committees of the Board on which they served. At a scheduled meeting of the Board of Directors on July 26, 2000, Mr. Tommy A. Moore, Jr., President and CEO, was elected to the additional position of Chairman of the Board. Robert L. Clarke and W.A. Stockard were elected as members of the Compensation Committee and Robert L. Clarke was elected to the Audit Committee. Further, in accordance with the By-laws of the Company, the Board of Directors voted to reduce the number of Directors from eight to five persons.

      During the fiscal year ended April 30, 2000, the Board of Directors met eleven times. All Directors attended 75 percent or more of the meetings of the Board of Directors and of the Committees of the Board on which they served during the past fiscal year.

      The Board of Directors has two committees: the Audit Committee and the Executive Compensation Committee. The Audit Committee, which met one time during the past fiscal year, acts as a direct liaison between the Board and the Company's independent auditors, and its functions include recommending the engagement of auditors, reviewing the scope and results of the annual audit and reviewing, as appropriate, the Company's accounting policies, internal controls and financial reporting practices. The Executive Compensation

Committee, which did not meet during the past fiscal year, is responsible for formulating recommendations to the Board concerning salaries, bonuses and other compensation arrangements for senior management and key employees. The Board of Directors has no nominating committee.

      The Company pays a monthly fee in the amount of $500 to each Director who is not an officer or employee of the Company, and reimburses their out-of-pocket expenses incurred in connection with their services as such, including travel expenses.

      In August 1995, when Robert L. Clarke joined the Board of Directors, he was granted a non-transferable option to purchase up to 20,000 shares of Common Stock, in recognition of the fact that he was the only member of the Board who was neither an executive officer nor a substantial shareholder of the Company. The option is exercisable in whole at any time or in part from time to time at an exercise price of $11.00 per share. The option will terminate one year after Mr. Clarke ceases to be a member of the Board of Directors, except that in the event of Mr. Clarke's death while serving as a Director the option would be exercisable by his heirs or representatives of his estate for a period of two years after the date of death.

      Walter A. Stockard, Jr. is the son of Walter A. Stockard.

                            OTHER EXECUTIVE OFFICERS

      Other executive officers of the Company, each of whom serves at the pleasure of the Board of Directors, are as follows:

     NAME                     AGE                           POSITION

Joseph A. Pisano               54                Senior Vice President and Chief
                                                 Operating Officer

Bennie H. Duck                 36                Vice President, Secretary,
                                                 Treasurer and Chief Financial
                                                 Officer

      Mr. Pisano joined the Company in March 1998 as its Senior Vice President and Chief Operating Officer. He was previously employed by Gulf States Acceptance Company, a sub-prime auto finance company where he served for three years as Vice President of Operations. Prior to that, he served two years as General Manager of Nissan Motor Acceptance Corporation. In addition, he has 27 years of experience in lending and loan operations, including seven years as a Deputy Division Manager with National Westminster Bank and 18 years in business development positions at General Electric Credit Corporation.

      Mr. Duck joined the Company in May 1996 as its Vice President, Secretary, Treasurer and Chief Financial Officer. Mr. Duck was previously employed for ten years by Bank of America in various capacities and most recently as a Vice President of Corporate Finance.

                           SUMMARY COMPENSATION TABLE

      The following table sets forth, for the past three fiscal years, the compensation of the President, Chief Financial Officer, and Chief Operating Officer of the Company.

                                                              LONG TERM
                                 ANNUAL COMPENSATION         COMPENSATION
     NAME AND                 --------------------------     -------------     ALL OTHER
 PRINCIPAL POSITION           YEAR    SALARY     BONUS       STOCK OPTIONS   COMPENSATION
 ------------------           -----  --------   --------     -------------   ------------

Tommy A. Moore, Jr            1998   $150,000      $ -0-                        $ -0-
President and Chief           1999   $150,000   $ 96,400                        $ -0-
Executive Officer             2000   $150,000   $165,925                        $ -0-

Joseph A. Pisano              1998   $ 15,577      $ -0-                        $ -0-
Senior Vice President         1999   $150,000      $ -0-       10,000(1)        $ -0-
and Chief Operating Officer   2000   $150,000   $ 15,000                        $ -0-

Bennie H. Duck                1998   $125,000      $ -0-       20,000(2)        $ -0-
Secretary, Treasurer and      1999   $140,000      $ -0-                        $ -0-
Chief Financial Officer       2000   $140,000   $ 15,000                        $ -0-

--------------------

(1) Consists of options under the Company's 1995 Employee Stock Option Plan granted effective March 19, 1998 and covering 10,000 shares of Common Stock. See "Stock Option Plan".

(2) Consists of options under the Company's 1995 Employee Stock Option Plan granted effective July 15, 1997 and covering 20,000 shares of Common Stock. See "Stock Option Plan".

                              EMPLOYMENT AGREEMENTS

      Effective May 1, 1996, the Company entered into an employment agreement with Bennie H. Duck in connection with Mr. Duck's joining the Company as Vice President, Secretary, Treasurer and Chief Financial Officer. This agreement was for a term of two years and provided for an annual salary of $125,000. In addition, Mr. Duck was entitled to receive a bonus each fiscal year covered under the term of the agreement (the fiscal year ending April 30, 1997 and April 30, 1998) in an amount varying from $6,667 to $40,000 depending upon the results of operations of the company. Mr. Duck earned no bonus under the employment agreement for the fiscal year ending April 30, 1998. Effective May 1, 1998, Mr. Duck's employment agreement was renewed, extending the maturity date to July 31, 2000, increasing the annual salary to $140,000. In addition, Mr. Duck may be entitled to receive an annual bonus, varying from $6,667 to $40,000 depending on the results of operations of the Company for the fiscal years ending April 30, 1999 and 2000. For the fiscal year ending April 30, 2000, Mr. Duck was awarded a cash bonus of $15,000. The Board of Directors has approved a renewal and extension of Mr. Duck's employment agreement for an additional two years under substantially similar terms and conditions.

      Effective March 19, 1998, the Company entered into an employment agreement with Joseph A. Pisano in connection with Mr. Pisano's joining the Company as Senior Vice President and Chief Operating Officer. The agreement expires July 31, 2000 and provides for an annual salary of $150,000. In addition, Mr. Pisano may be entitled to receive an annual bonus varying from $6,667 to $40,000 depending on the results of the Company for the fiscal years ending April 30, 1999 and 2000. For the fiscal year ending April 30, 2000, Mr. Pisano was awarded a cash bonus of $15,000. The Board of Directors has approved a renewal and extension of Mr. Pisano's employment agreement for an additional two years under substantially similar terms and conditions.

                                STOCK OPTION PLAN

      In June 1995, the Board of Directors adopted the Company's 1995 Employee Stock Option Plan (the "Plan"), which was thereafter approved by the shareholders of the Company. The Plan is administered by the Compensation Committee of the Board of Directors and provides that options may be granted to officers and other key employees for the purchase of up to 300,000 shares of Common Stock, subject to adjustment in the event of certain changes in capitalization. Options may be granted either as incentive stock options (which are intended to qualify for certain favorable tax treatment) or as non-qualified stock options.

      The Compensation Committee selects the persons to receive options and determines the exercise price, the duration, any conditions on exercise and other terms of the options. In the case of options intended to be incentive stock options, the exercise price may not be less than 100% of the fair market value per share of Common Stock on the date of grant. With respect to non-qualified stock options, the exercise price may be fixed as low at 50% of the fair market value per share at the time of grant. In no event may the duration of an option exceed 10 years and no option may be granted after the expiration of 10 years from the adoption of the Plan.

      The exercise price of the option is payable in full upon exercise and payment may be in cash, by delivery of shares of Common Stock (valued at their fair market value at the time of exercise), or by a combination of cash and shares. At the discretion of the Compensation Committee, options may be issued in tandem with stock appreciation rights entitling the option holder to receive an amount in cash or in shares of Common Stock, or a combination thereof, equal in value to any increase since the date of grant in the fair market value of the Common Stock covered by the option.

      As of April 30, 2000, the Compensation Committee had granted options covering a total of 117,000 shares of Common Stock to nine officers and key employees of the Company. The following table summarizes the pertinent information covering options granted on specific dates. All options become exercisable in cumulative annual increments of 20% beginning one year from the date of each grant and, if not exercised, expire ten years from the date of each grant.

                                NUMBER OF SHARES
                               UNDERLYING OPTIONS          EXERCISE PRICE
        GRANT DATE                   GRANTED                  ($/SHARE)
        ----------                                            ---------

          7/6/95                    40,000(1)                   11.000
          6/20/96                   10,000(2)                   11.000
          7/15/97                   57,000(3)                    7.375
          3/19/98                   10,000(4)                    6.750
          6/1/98                     2,500(5)                    7.250
         10/31/98                    5,000(5)                    4.750
          3/31/00                    2,500(5)                    5.250

--------------------

(1) Granted to five officers and key employees of the Company.

(2) Granted to Bennie H. Duck in connection with his joining the Company as Vice President, Secretary, Treasurer and Chief Financial Officer.

(3) Granted to seven officers and key employees of the Company.

(4) Granted to Joseph A. Pisano in connection with his joining the Company as Senior Vice President and Chief Operating Officer.

(5) Granted to three officers of the Company.

      The following table sets forth information concerning the grant of options under the Plan to officers named in the Summary Compensation Table above.

                               INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                               -----------------                                   VALUE
                                                                                 AT ASSUMED
                  NUMBER OF        PERCENTAGE                                  ANNUAL RATE OF
                  SECURITIES        OF TOTAL                                    STOCK PRICE
                  UNDERLYING        OPTIONS                                   APPRECIATION FOR
                   OPTIONS         GRANTED TO     EXERCISE                   OPTION TERMS($)(4)
                   GRANTED         EMPLOYEES        PRICE    EXPIRATION     --------------------
     NAME          (SHARES)      IN FISCAL YEAR   ($/SHARE)     DATE            5%         10%
----------------   --------      --------------   ---------  ----------      --------   --------
Bennie H. Duck       10,000(1)        100%         11.000     06/20/06       $179,178   $285,312
                     20,000(2)         30%          7.375     07/15/07       $240,262   $382,577
Joseph A. Pisano     10,000(3)         15%           6.75     03/19/08       $109,950   $175,078

--------------------

(1) The options vest in cumulative annual increments of 20% beginning June 20, 1997.

(2) The options vest in cumulative annual increments of 20% beginning July 15, 1998.

(3) The options vest in cumulative annual increments of 20% beginning March 19, 1999.

(4) These amounts represent certain assumed rates of appreciation based on actual option term and annual compounding from the date of grant. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the stock appreciation amounts reflected in this table will be achieved.

      No stock options were exercised during the fiscal year ended April 30, 2000.

      The Company has also granted a non-qualified stock option, covering 20,000 shares of Common Stock, to a Director who is neither an officer nor an employee. The terms of this option, which was not issued under the Plan, are described above under "Other Information Concerning the Board of Directors."

                                PERFORMANCE GRAPH

      Set forth below is a line graph comparing the quarterly percentage change in the cumulative total shareholder return on the Company's (FIFS) Common Stock, since the Company's initial public offering on October 4, 1995, against the cumulative total return indices of the Nasdaq Stock (U.S.) Index and the Nasdaq Financial Index for the period between October 4, 1995 and April 30, 2000. The historical stock price performance for the Company's stock shown on the graph below is not necessarily indicative of future stock performance. The Company will not make nor endorse any predictions of future stock performance.


                     STOCK QUARTERLY PERFORMANCE COMPARISON
              FIFS vs NASDAQ AND NASDAQ Financial Company Indexes

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]


      DATE               NASDAQ US         NASDAQ FINANCE       FIFS MONTH END
 --------------       --------------       --------------       --------------

     10/4/95              100.00               100.00               100.00
    10/31/95               81.31                81.41                87.95
     1/31/96               93.01                88.18                79.55
     4/30/96              104.21               100.51               104.55
     7/31/96              105.48               107.84                90.91
    10/31/96              110.42               112.18                93.18
     1/31/97              119.42               114.82                81.82
     4/30/97              123.67               124.44                63.64
     7/31/97              129.78               138.44                68.18
    10/31/97              122.74               144.51                72.73
     1/31/98              145.23               168.16                63.64
     4/30/98              169.80               196.17                70.45
     7/31/98              129.78               138.44                68.18
    10/31/98              186.11               224.50                42.05
     1/31/99              191.22               218.66                50.00
     4/30/99              172.68               180.88                48.86
     7/31/99              180.14               191.96                54.55
    10/31/00              198.36               198.69                54.55
     1/31/00              224.09               205.58                46.03
     4/30/00              256.68               205.30                42.62


                          COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for 2000.

      Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs designed to enhance the profitability of the Company, and therefore shareholder value, by aligning closely the financial interests of the Company's senior executives with those of its shareholders. The Committee has adopted the following objectives as guidelines for making its compensation decisions:

o Provide a competitive total compensation package that enables the Company to attract and retain key executives.

o Integrate all compensation programs with the Company's annual and long-term business objectives and strategy and focus executive behavior on the fulfillment of those objectives.

o Provide variable compensation opportunities that are directly linked to the performance of the Company and that align executive remuneration with the interests of shareholders.

      Executive base compensation for senior executives is intended to be competitive with that paid in comparably situated industries and to provide a reasonable degree of financial security and flexibility to those individuals whom the Board of Directors regards as adequately performing the duties associated with the various senior executive positions. In furtherance of this objective, the Committee periodically, though not necessarily annually, reviews the salary levels of a sampling of companies that are regarded by the Committee as having sufficiently similar financial and operational characteristics to provide a reasonable basis for comparison. Although the Committee does not attempt to specifically tie executive base pay to that offered by any particular sampling of companies, the review provides a useful gauge in administering the Company's base compensation policy. In general, however, the Committee considers the credentials, length of service, experience, and consistent performance of each individual senior executive when setting compensation levels.

      To ensure retention of qualified management, the Company has entered into employment agreements with key management personnel. The employment agreements establish annual base salary amounts that the Committee may increase based on the foregoing criteria, as well as performance based incentive bonuses. See "Employment Agreements".

      The 1995 Employee Stock Option Plan is intended to provide key employees, including the Chief Executive Officer and other executive officers of the Company and its subsidiaries, with a continuing proprietary interest in the Company, with a view to increasing the interest in the Company's welfare of those personnel who share the primary responsibility for the management and growth of the Company.

Date: July 26, 2000
                           2000 Compensation Committee
                            of the Board of Directors
                                  W.A. Stockard
                                Robert L. Clarke
                             Walter A. Stockard, Jr.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the 2000 fiscal year, no executive officer of the Company served as
(i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

                             AUDIT COMMITTEE REPORT

To the Board of Directors of First Investors Financial Services Group, Inc.

We have reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended April 30, 2000. We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with the Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have also reviewed the written disclosures and the letter from the independenet auditors required by Independent Standard No. 1, Independent Discussions with Audit Committees, as amended, by the Independent Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended April 30, 2000.

On May 31, 2000, the Board of Directors approved an Audit Committee Charter pursuant to the requirements of the Securities and Exchange Commission and the National Association of Securities Dealers. A copy of the Audit Committee Charter has been included in the proxy statement as Addendum A.

Date: July 26, 2000
                              2000 Audit Committee
                            of the Board of Directors
                               W.A. Stockard, Jr.
                               Roberto Marchesini

                           RELATED PARTY TRANSACTIONS

      On September 20, 1999, the Company entered into an unsecured promissory note with a Walter A. Stockard, a director and shareholder of the Company, under which the Company borrowed $2.5 million to fund its working capital requirements. The promissory note was issued for a term of 90 days and provided for principal and interest due at maturity based on an interest rate of 12%. The note was repaid in full on December 20, 1999 with the proceeds from borrowings under a working capital facility provided to the Company by two commercial banks. Total interest paid on the outstanding indebtedness was $74,795. The Company believes that the terms and conditions, including the interest rate applicable to the borrowings, were consistent with those which could reasonably be obtained from any unaffiliated party.

                             APPOINTMENT OF AUDITORS

      The Board of Directors has selected the accounting firm of Arthur Andersen LLP to be the Company's independent accountants to audit the books and records of the Company and its subsidiaries for the fiscal year ending April 30, 2001. This firm has served as the Company's independent auditors for each fiscal year since 1992.

      A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                       COMPLIANCE WITH FILING REQUIREMENTS

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, Directors, executive officers and beneficial owners of more than ten percent of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission reporting their beneficial ownership of the Common Stock at the time they become subject to the reporting requirements and at the time of any changes in beneficial ownership occurring thereafter. Based upon a review of reports submitted to the Company and representations of persons known by the Company to be subject to these reporting requirements, the Company believes that all such reports due in the fiscal year ended April 30, 2000 were filed on a timely basis.

                              SHAREHOLDER PROPOSALS

      Any proposals of Shareholders which are intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Secretary of the Company by April 5, 2001 for consideration for inclusion in the proxy statement and form of proxy for that meeting. Any such proposals should be submitted to the Secretary of the Company at 675 Bering Drive, Suite 710, Houston, Texas 77057.

      Such proposals must also have complied with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, if the proposal is to be considered for inclusion in the Company's proxy statement for such meeting. The Company must receive notice of any shareholder proposal to be brought before the meeting outside the process of Rule 14a-8 at the address noted above not less than 45 days prior to the meeting; provided, if the Company gives notice or prior public disclosure of the date of the annual meeting less than 50 days before the meeting, such shareholder's notice must be received not later than the close of business on the seventh day following the date on which the Company's notice of the date of the annual meeting was mailed or public disclosure made.

                            EXPENSES OF SOLICITATION

      The cost of solicitation of proxies will be borne by the Company. Solicitation will be made initially by mail. The Directors, officers and other regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by mail, telephone or other form of direct communication. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding solicitation material to beneficial owners.

                               By Order of the Board of Directors




                               Bennie H. Duck, Secretary

                                   ADDENDUM A

                             AUDIT COMMITTEE CHARTER

The Audit Committee ("the Audit Committee"), of the Board of Directors ("the Board") of First Investors Financial Services Group, Inc. ("the Company"), will have the independent oversight responsibility, authority and specific duties as described in this Audit Committee Charter adopted by the Board effective May 31, 2000 as may be amended from time to time at the discretion of the Board.

COMPOSITION

The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence, experience and financial literacy requirements of the NASDAQ National Market Exchange (NASD). To the extent that, upon adoption of this Charter, the Committee does not meet the membership requirements of the NASD, then the Board shall timely make the necessary appointments of additional members such that the Committee is in compliance within the time period promulgated by the NASD. The members of the Committee will be elected annually by the full Board and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board. It is understood that the Board has complete discretion in electing and removing members of the Committee.

RESPONSIBILITY

The Committee is a part of the Board and reports solely to the Board on all matters regarding the scope of its responsibility. The primary responsibility of the Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the quarterly and annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is the responsibility of management to assure compliance with laws and regulations and to determine and assess the Company's business conduct guidelines.

AUTHORITY

Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

The Committee will meet at least four times annually in conjunction with the completion of the Company's quarterly and annual financial statements and as many additional times as the Committee deems necessary. Meetings may be held either in person or telephonically. Content of the agenda for each meeting should be submitted and approved by the Committee Chair prior to the meeting. The Committee may meet in separate executive sessions with the chief financial officer and independent accountants at other times when considered appropriate.

ATTENDANCE AND QUORUM REQUIREMENTS

Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants be present at Committee meetings. A quorum for conducting a Committee meeting shall exist with the presence of at least 66 2/3% of the elected members in attendance either in person or telephonically.

VOTING

Business matters and requests presented to the Committee for consideration shall be deemed approved with the consent of at least 66 2/3% of members present. Matters failing to achieve a 66 2/3% consent shall be considered declined by the Committee.

SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NASD Audit Committee Requirements.

2. Review with the Company's management and the independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

3. Review with the Company's management and the independent accountants' all significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

4. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

5. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships and services between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee.

6. Require that the independent accountants will advise management and the Committee, through its Chair, of any matters identified through procedures followed for interim quarterly financial statements that may adversely affect the quality or the acceptability of the quarterly financial reports. This notification as required under standards for communication with Audit Committees regarding the effect on quality of significant events, transactions, and changes in accounting estimates, is to be made prior to the related press release or, if not practicable, prior to filing Form 10-Q with the SEC.

7. At the completion of the annual audit, review with management and the independent accountants the following:

    - The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

    - Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

    - Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants and whether there have been any disagreements with management which if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

    - Significant developments in accounting guidelines, policies and procedures including any changes in generally accepted accounting principles which may impact the Company's accounting policies or financial results.

    - Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgement about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

    If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

8. After preparation by management and review by independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The Audit Committee Charter is to be published as an appendix to the proxy statement every three years.

9. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

10. Meet with management and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as "material" or "serious". Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

11. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

12. Review with management and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

13. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

14. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NASD, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

15. Provide a forum for reviewing and assessing conflicts of interest and related-party transactions.

16. Review, as deemed necessary, with the Company's legal counsel, any legal matter that could have a significant impact on the Company's financial statements.

                            FIRST INVESTORS FINANCIAL
                              SERVICES GROUP, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                          WEDNESDAY, SEPTEMBER 13, 2000



FIRST INVESTORS FINANCIAL SERVICES GOUP, INC.                              PROXY
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS SEPTEMBER 13, 2000


Tommy A. Moore, Jr., and Roberto Marchesini, and each or any of them, with full power of substitution and revocation in each, are hereby appointed as Proxies authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of FIRST INVESTORS FINANCIAL SERVICES GROUP, INC. to be held at the Bank of America Center, 700 Louisiana, 5th Floor, Houston, Texas on Wednesday, September 13, 2000 at 10:00 a.m., and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED AND FOR EACH OF THE OTHER PROPOSALS SPECIFIED HEREIN.


                                     (SEE REVERSE SIDE FOR VOTING INSTRUCTIONS.)



                             o PLEASE DETACH HERE o

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of Directors:          Tommy A. Moore, Jr           Robert L. Clarke       [ ] Vote FOR          [ ] Vote WITHHELD
                                   Walter A. Stockard           Roberto Marchesini         all nominees          from all nominees
                                   Walter A. Stockard, Jr.



(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,        --------------------------------------------------
WRITE THAT NOMINEE(S) NAME IN THE BOX PROVIDED TO THE RIGHT.)                  |                                                  |
                                                                                --------------------------------------------------

2. In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.


Address Change?  Mark Box  [ ]
Indicate changes below:                   Date:_________________________________


                                          ______________________________________
                                          SIGNATURE


                                          ______________________________________
                                          SIGNATURE


                                          Please sign exactly as your name(s)
                                          appear on Proxy. If held in joint
                                          tenancy, all persons must sign.
                                          Trustees, administrators, etc., should
                                          include title and authority.
                                          Corporations should provide full name
                                          of corporation and title of authorized
                                          officer signing the proxy.